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                                                                     EXHIBIT 5.1

                               October 1, 1999


Integrated Packaging Assembly Corporation
2221 Old Oakland Road
San Jose, California  95131

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 1, 1999, in connection with the registration under the Securities Act of 1933, as amended, of 17,485,079 shares of Common Stock (the "Option Shares") to be issued under the Company's 1993 Stock Option Plan (the "Option Plan"), 1,600,000 shares of Common Stock (the "ESPP Shares") to be issued under the Company's Employee Stock Purchase Plan (the "ESPP") and 4,000,000 shares of Common Stock (the "Director Shares") to be issued under the Company's 1999 Director Option Plan (the "Director Plan").

The Option Shares, the ESPP Shares and Director Shares are collectively referred to as the "Shares." The Option Plan, ESPP and Director Plan are collectively referred to as the "Plans."

     As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares. It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans, and pursuant to the agreements which accompany the Plans, as applicable, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement and any amendments thereto.

                                          Sincerely,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI